EXHIBIT 2.1

                          PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER (this "Agreement") is entered into as of the 15th day of February, 2002, by and among Howtek, Inc., a Delaware corporation ("Howtek"), ISSI Acquisition Corp., a Delaware corporation which is a wholly owned subsidiary of Howtek ("Merger Sub") (Howtek and Merger Sub collectively, the "Howtek Parties") and Intelligent Systems Software, Inc., a Florida corporation ("ISSI"), and Maha Sallam, Kevin Woods and W. Kip Speyer (the "Principal Stockholders").

                                    RECITALS

     WHEREAS, the Board of Directors of each of Howtek, Merger Sub and ISSI has determined that it is in the best interests of their respective stockholders for Howtek to acquire ISSI upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Howtek Parties and ISSI are desirous of effecting a merger, all upon the terms and conditions set forth herein; and

     WHEREAS, all capitalized terms not defined in this Agreement have the meanings ascribed to them in Annex 1 hereto.

     NOW, THEREFORE, the Howtek Parties and ISSI, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby represent, warrant, covenant, and agree as follows:

                                    SECTION 1
                                   THE MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, ISSI shall be merged with and into Merger Sub in a transaction intended to qualify for non recognition treatment in accordance with Section 368(a)(1)(A) and
(a)(2)(D) of the Code.

                                    SECTION 2
                                 TERMS OF MERGER

     1.2 Terms of Merger; Effective Time. The terms of merger (the "Merger") are:

          (a) ISSI shall be merged with and into Merger Sub in accordance with the statutory provisions of Delaware law.

          (b) Merger Sub shall be the surviving corporation (the "Surviving Corporation"), and the corporate identity, existence, purposes, powers, franchises, rights, and immunities of Merger Sub shall continue unaffected and unimpaired by the Merger. The corporate identity, existence, purposes, powers, franchises, rights, and immunities of ISSI shall


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     be merged into the Surviving  Corporation,  and the  Surviving  Corporation
     shall be fully vested therewith.

          (c) Immediately after the Closing, the Merger shall be effected by filing with each of the Secretary of State of Delaware ("Delaware SOS") and with the Secretary of State of the State of Florida ("Florida SOS") the Certificate of Merger and the Articles of Merger, respectively. The time at which the Certificate of Merger is filed with the Delaware SOS and the Articles of Merger is filed with the Florida SOS shall be the "Effective Time" of the Merger. Howtek shall cause the Certificate of Merger and Articles of Merger to be so filed and recorded within one (1) business day after the Closing Date.

          (d) Except insofar as specifically otherwise provided by law, shall cease at the Effective Time, whereupon the separate existence of ISSI and Merger Sub shall become a single corporation.

          (e) The certificate of incorporation and by-laws of Merger Sub shall remain in effect and unaltered as the certificate of incorporation and by-laws of the Surviving Corporation.

          (f) At the Effective Time, Howtek shall (i) amend its certificate of incorporation to (1) change its name to ISSI, Inc. (if available, or as otherwise mutually agreed by the parties hereto), (2) increase the number of its authorized shares of Howtek Common Stock from 25,000,000 to 50,000,000 and (3) provide for a classified Board of Directors in accordance with the provisions of subparagraph (r) below and (ii) change its trading symbol to ICAD (if available, or as otherwise mutually agreed by the parties hereto).

          (g) At the Effective Time, without any action by the holder thereof, all of the issued and outstanding shares of common stock, $.01 par value ("ISSI Common Stock"), of ISSI (excluding the RH Shares, if issued) shall be deemed cancelled, and converted into Eight Million Four Hundred Thousand (8,400,000) shares of common stock, $.01 par value (the "Howtek Common Stock"), of Howtek on a pro rata basis. The ratio between the number of shares of ISSI Common Stock outstanding as of the Effective Time (excluding the RH Shares, if issued) and 8,400,000 shall be the "Exchange Ratio." In the event the RH Shares are issued in accordance with the provisions of
     Section 5.16 hereof, at the Effective Time, without any action by the holder thereof, all of the RH Shares shall be deemed cancelled, and converted into such number of shares of Howtek Common Stock as equals the product of 1,600,000 multiplied by the Exchange Ratio. The 8,400,000 shares of Howtek Common Stock to be issued to the ISSI stockholders in accordance with the first sentence of this Section 2.1(g) and the shares of Howtek Common Stock to be issued to in accordance with the preceding sentence, if any, shall hereinafter be collectively referred to as the "Merger Consideration." No shares of ISSI Common Stock shall be deemed to be outstanding or have any rights, other than the right to receive Merger Consideration as set forth in this Section 2.1(g) or the right to receive cash in lieu of fractional shares as set forth in Section 2.1(h) below, after the Effective Time.

          (h) Fractional shares of Howtek Common Stock shall not be issued and each holder of ISSI Common Stock who would otherwise be entitled to receive any such fractional


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     shares  (taking  into  account  all share  amounts to which such  holder is otherwise entitled hereunder) shall receive cash (without interest) in lieu thereof in an amount equal to the fraction of the share of Howtek Common Stock to which such holder would otherwise be entitled multiplied by the closing market price of the Howtek Common Stock on the last trading day preceding the Effective Time. No Person entitled to receive a fractional share of Howtek Common Stock will be entitled to dividends, voting rights or any other rights of a stockholder of Howtek with respect to such fractional share. Promptly after the determination of the aggregate amount of cash to be paid to holders of fractional shares, the Exchange Agent (as hereinafter defined) shall send by mail, postage prepaid, to each such holder a check payable to such holder for the amount of cash payable in lieu of such holder's fractional interests.

          (i) On the Effective Time, Howtek shall make available to Continental Stock Transfer & Trust Company, as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of ISSI Common Stock for exchange in accordance with this Section 2, through the Exchange Agent, certificates evidencing such number of shares of Howtek Common Stock issuable to holders of ISSI Common Stock in the Merger pursuant to Section 2.1(g) (such certificates for shares of Howtek Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Howtek Common Stock contemplated to be issued pursuant to Section 2.1(g) and the cash in lieu of fractional shares of Howtek Common Stock to which such holders are entitled to pursuant to Section 2.1(h) hereof out of the Exchange Fund.

          (j) As promptly as practicable after the Effective Time, Howtek shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of ISSI Common Stock (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Howtek Common Stock, or cash in lieu of fractional shares of Howtek Common Stock to which such holder is entitled pursuant to Section 2.1(h) hereof. Howtek shall cause such letters of transmittal to be delivered to the Principal Stockholders at the Effective Time.

          (k) Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Howtek Common Stock which such holder's shares of ISSI Common Stock have been converted into pursuant to this Section 2 (and any cash in lieu of any fractional shares of Howtek Common Stock to which such holder is entitled pursuant to Section 2.1(h) and any dividends or other distributions to which such holder is entitled), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of ISSI Common Stock which is not registered in the transfer records of ISSI, shares of Howtek Common Stock and cash in lieu of any fractional shares of


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     Howtek  Common  Stock to which such holder is entitled  pursuant to Section
     2.1(h) may be issued to a transferee if the Certificate representing such shares of ISSI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.1(k), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the number of whole shares of Howtek Common Stock into which the shares of ISSI Common Stock formerly represented thereby have been converted and cash in lieu of any fractional shares of Howtek Common Stock to which such holder is entitled pursuant to Section 2.1(g).

          (l) Any portion of the Exchange Fund (including any shares of Howtek Common Stock) which remains undistributed to the holders of ISSI Common Stock for six months after the Effective Time shall be delivered to Howtek, upon demand, and any holders of ISSI Common Stock who have not theretofore complied with this Section 2 shall thereafter look only to Howtek for the Merger Consideration and/or any cash in lieu of shares of Howtek Common Stock to which they are entitled. Any portion of the Exchange Fund remaining unclaimed by holders of shares of ISSI Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Howtek free and clear of any claims or interest of any person previously entitled thereto.

          (m) None of the Exchange Agent, Howtek nor the Surviving Corporation shall be liable to any holder of shares of ISSI Common Stock for any such shares of Howtek Common Stock or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

          (n) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Howtek, the posting by such person of a bond, in such reasonable amount as Howtek may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Howtek will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any cash in lieu of fractional shares of Howtek Common Stock to which the holders thereof are entitled pursuant to Section 2.1(g) and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement.


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          (o) Each  outstanding  and  unexpired  option or warrant  to  purchase shares of ISSI Common Stock (each, an "Option" and, collectively, the "Options"), shall be assumed by Howtek and converted into an option to acquire, on the same terms and conditions, (including, without limitation,
     adjustments   for  any  stock  dividend,   subdivision,   reclassification,
     recapitalization,   split,  combination,  exchange  of  shares  or  similar
     transaction), as were applicable under such stock option or other plan, if applicable, pursuant to which such Option was issued the number of shares of Howtek Common Stock equal to the number of Options multiplied by the Exchange Ratio. The exercise price per share issuable upon exercise of each such Option shall be equal to the quotient of (a) the exercise price of the option being converted divided by (b) the Exchange Ratio, which quotient shall then be rounded down to the nearest cent.

          (p) Notwithstanding anything in this Agreement to the contrary, shares of ISSI Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by ISSI stockholders who have exercised the right to dissent from the Merger provided under the Florida Business Corporation Act ("Florida Act") and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to payment under the Florida Act, shall not be converted into or be exchangeable for the right to receive Merger Consideration, unless and until such holder shall have failed to exercise or shall have effectively withdrawn or lost such holder's right to dissent from the Merger provided under the Florida Act. If such holder shall have so failed to exercise or shall have effectively withdrawn or lost such right, such holder's shares of ISSI Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration provided for in this Agreement, without any interest thereon.

          (q) Prior to the Closing, ISSI shall give Howtek (i) notice of any written objections to the Merger made by any ISSI shareholder and any demand for the payment of the fair value of the shares owned by such shareholder pursuant to Section 607.1320 of the Florida Act, any withdrawals of such demands, and any other instruments served pursuant to such Section of the Florida Act and received by ISSI and (ii) the opportunity to participate in (and, from and after the Effective Time, direct) all negotiations and proceedings with respect to any such objections and demands for payment under the Florida Act. ISSI shall not, except with the prior written consent of Howtek or as otherwise required by applicable law, make any payment with respect to any such objections and demands for payment or agree to settle any such demands.


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

          (r) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of nine (9) directors, subject to applicable Nasdaq governance rules, as follows: (a) three (3) directors whose terms expire at the first annual election of directors subsequent to Effective Time, which directors shall be Kevin Woods, Greg Stepic, and one designee of Howtek, who shall qualify as an outside director and whom ISSI shall approve; (b) three (3) directors whose terms expire at the second annual election of directors subsequent to Effective Time, which directors shall be Maha Sallam, Jim Harlan and one designee of Howtek, who shall qualify as an outside director and whom ISSI shall approve; and (c) three (3) directors whose terms expire at the third annual election of directors subsequent to the Effective Time, which directors shall include W. Kip Speyer, W. Scott Parr and Robert Howard.

          (s) At the Effective Time, the senior executive officers of the Surviving Corporation shall be as follows: W. Kip Speyer - Chairman of the Board and Chief Executive Officer; and W. Scott Parr - President and Chief Operating Officer.

          (t) The Convertible Promissory Notes of ISSI dated November 7, 2001 in the principal amounts of $45,045 and $11,110 issued to Michael T. Nelson and Jananne F. Nelson, respectively (each, a "Note"; collectively, the "Notes"), shall be assumed by Howtek and converted into convertible promissory notes convertible into, on the same terms and conditions (including, without limitation, adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction) as were applicable under the Notes, such number of shares of Howtek Common Stock equal to the number of shares of ISSI Common Stock that the holder of such Note would have been entitled to receive upon conversion of the Note multiplied by the Exchange Ratio. The conversion price per share issuable upon conversion of each such Note shall be equal to the quotient of (a) the conversion price of the Note being converted divided by (b) the Exchange Ratio, which quotient shall then be rounded down to the nearest cent.

     2.2 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at 10:00 a.m. EST on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated by this Agreement (the "Closing Date"), at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, unless another time, date or place is agreed to in writing by the parties hereto.

                                    SECTION 3
                     REPRESENTATIONS AND WARRANTIES OF ISSI

     ISSI and, to the best of their knowledge, each of the Principal Stockholders, severally and not jointly, represents and warrants to the Howtek Parties as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

     3.1 Organization of ISSI. ISSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. ISSI has the requisite corporate power and


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authority to own, lease,  and operate its  properties,  to carry on its business where such properties are now owned, leased, or operated and such business is now conducted. ISSI is qualified to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect. Except as set forth on Schedule 3.1, ISSI is not a participant in any joint venture or partnership with any other Person with respect to any part of its operation of its business.

     3.2 Authorization, Validity and Effect of Agreements. ISSI has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by ISSI of the transactions contemplated hereby has been duly authorized by all requisite corporate action except that approval by the stockholders of ISSI is required to consummate the Merger. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of ISSI, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     3.3 Books and Records. The minute books, stock record books, and other records of ISSI all have been made available to Howtek, and have not been revoked, amended or otherwise modified. ISSI's stock record books are complete and correct in all respects. No minutes or resolutions of the Board of Directors and/or stockholders of ISSI relating to any actions which may have a Material Adverse Effect on ISSI have been omitted from the minute books and other records of ISSI. At the Closing, all of those books and records shall be in the possession of ISSI.

     3.4 Absence of Conflicting Agreements. Except as set forth on Schedule 3.4, as to ISSI, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) does not require the consent of any third party; (b) will not conflict with any provision of ISSI's Articles of Incorporation, By-Laws, or other organizational documents of ISSI; (c) will not conflict with, result in a breach of, or constitute a default under any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which ISSI is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which ISSI is a party or by which ISSI or its assets may be bound; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the assets of ISSI or any of ISSI Common Stock. Except for the filing of the Certificate of Merger and Articles of Merger, no filing or consent with any Governmental Body or any other third party is required of ISSI to consummate this Agreement or the transactions contemplated hereby.

     3.5 Governmental Authorizations. Schedule 3.5 contains a complete and accurate list of each Governmental Authorization that is held by ISSI or that otherwise relates to the business of, or to any of the assets owned or used by, ISSI. ISSI has made available to Howtek true and complete copies of all such Governmental Authorizations. Each Governmental Authorization listed or required to be listed in Schedule 3.5 is valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result


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directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
Schedule 3.5, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.5. The Governmental Authorizations listed in Schedule 3.5 collectively constitute all of the Governmental Authorizations necessary to permit ISSI and its employees to lawfully conduct and operate ISSI's business in the manner it currently conducts and operates such business and to permit ISSI to own and use its assets in the manner in which it currently owns and uses such assets.

     3.6 Real Property. Schedule 3.6 contains a complete description of all Real Property Interests (including street address, owner, and ISSI's use thereof). The Real Property Interests listed on Schedule 3.6 comprise all interests in real property necessary to conduct ISSI's business and operations as now conducted. Each leasehold or subleasehold interest on Schedule 3.6 is legal, valid, binding, enforceable, and in full force and effect. ISSI is not, and to ISSI's Knowledge, no other party thereto is, in default, violation, or breach under any lease or sublease, and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach thereunder. Except as set forth on Schedule 3.6, ISSI has not received any notice of a default, offset, or counterclaim under any lease or sublease with respect to any of the Real Property Interests. As of the date hereof, ISSI enjoys peaceful and undisturbed possession of the leased Real Property Interests; and so long as ISSI fulfills its obligations under the lease(s) therefor, ISSI has enforceable rights to non-disturbance and quiet enjoyment against its lessor or sub-lessor; and, except as set forth in Schedule 3.6, no third party holds any interest in the leased premises with the right to foreclose upon ISSI's leasehold or subleasehold interest. ISSI has legal and practical access to all of the Leased Real Property. All Leased Real Property (including the improvements thereon): (a) is in good condition and repair consistent with its current use; (b) is available for immediate use in the conduct of ISSI's business and operations; and (c) complies in all respects with all applicable building or zoning codes and the regulations of any Governmental Body having jurisdiction, except to the extent that the current use by ISSI, while permitted, constitutes or would constitute a "nonconforming use" under current zoning or land use regulations. To ISSI's Knowledge, no eminent domain or condemnation proceedings are pending or threatened with respect to any Real Property Interests.

     3.7 Tangible Personal Property. Except as described in Schedule 3.7, ISSI owns and has good title to each item of Tangible Personal Property necessary to conduct ISSI's business and operations as now conducted, and none of the Tangible Personal Property owned by ISSI is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Encumbrances. With allowance for normal repairs, maintenance, wear, and obsolescence, each item of Tangible Personal Property is in good operating condition and repair and is available for immediate use in ISSI's business and operations.

     3.8 Contracts. Schedule 3.8 lists all material written Contracts and true and complete descriptions of all material oral Contracts (including any amendments and other modifications to such Contracts). All of the Contracts are in full force and effect and are valid, binding, and enforceable in accordance with their terms except as the enforceability of such Contracts may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by


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judicial discretion in the enforcement of equitable remedies.  ISSI is not, and, to ISSI's knowledge, no other party thereto is, in material default, violation, or breach in any respect under any Contract, and, no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach in any respect thereunder. Other than in the Ordinary Course of Business, to ISSI's Knowledge, no party to any Contract has any intention (a) to terminate such Contract or amend the terms thereof; (b) to refuse to renew the Contract upon expiration of its term; or (c) to renew the Contract upon expiration only on terms and conditions that are more onerous than those now existing. Except as set forth in Schedule 3.8 or as may occur in the Ordinary Course of Business: (a) ISSI has not assigned or otherwise transferred to any Person, or granted any option with respect to, any of its rights, obligations or liabilities under any Contract that relates to the business of, or any of the assets owned or used by ISSI; and (b) no officer, director, agent, employee, consultant, or contractor of ISSI is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of ISSI, or (ii) assign to ISSI or to any other Person any rights to any invention, improvement, or discovery.

     3.9 Intangibles. Schedule 3.9 is a true and complete list of all Intangibles that are required to conduct ISSI's business and operations as now conducted, all of which are valid and in good standing and uncontested. ISSI has provided or made available to Howtek copies of all documents establishing or evidencing the Intangibles listed on Schedule 3.9. Each of Maha Sallam and Kevin Woods are familiar with those software technologies, patent applications and licenses in or related to the so called "Mammoreader" computer aided detection application (the "Technology") and with those applications for Letters Patent in the Unites States set forth in Schedule 3.9 and assigned to ISSI (the "Applications"). ISSI is the sole owner of, or has the exclusive license to (subject only to valid licenses disclosed on Schedule 3.9 and without payment of royalties, fees or otherwise) all right, title and interest in the Intangibles, including, without limitation, the Technology. The Applications are pending and awaiting action in the United State's Patent Office. The Intangibles, including, without limitation, the Technology, do not infringe upon any copyright, patent, patent applications know-how, methods processes or other intellectual property of any other Person. Except as set forth on Schedule 3.9, ISSI has not received any notice or demand alleging that ISSI is infringing upon or otherwise acting adversely to any trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods processes or other intellectual property of any other Person, and there is no claim, proceeding or action pending or threatened with respect thereto. To ISSI's Knowledge, no
Person is infringing upon ISSI's rights or ownership interest in the Intangibles. ISSI is not improperly using any confidential information or trade secrets of any of its past or present employees.

     3.10 Title to Properties. Except as disclosed in Schedule 3.6 or 3.7, ISSI has good and marketable title to its assets and properties, and its assets and properties are not subject to mortgages, pledges, liens, security interests, encumbrances, or other charges or rights of others of any kind or nature except for Permitted Encumbrances.

     3.11 Financial Statements. ISSI has delivered to Howtek the following financial statements (the "Financial Statements") with respect to ISSI: (a) the financial statements, including the balance sheet, statement of income, changes in stockholder's equity and cash flow statements from March 27, 1996 through the period ending December 31, 2000 as audited by Grant Thornton, independent public accountants, (b) the unaudited balance sheet, statement of income, changes in stockholders' equity and cash flow statements for the period ending December 31, 2001. Each of the foregoing Financial Statements (including, in all cases, the notes thereto, if any) (i) is accurate and complete in all respects, (ii) fairly presents in all respects the financial condition and results of operations of ISSI, and (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby. No financial statements of any Person other than ISSI are required by GAAP to be included in the financial statements of ISSI in order to present a true financial picture of ISSI, including, without limitation, off-balance sheet transactions. Except as set forth in Schedule 3.11, ISSI has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise, including, without limitation, any capital commitments) except for liabilities or obligations reflected or reserved against in the Financial Statements and liabilities incurred in the Ordinary Course of Business since the dates thereof.

     3.12 Tax Matters.

          (a) Except as set forth on Schedule 3.12(a) hereto:

               (i) All Tax Returns required to be filed by ISSI have been filed when due in a timely fashion and all such Tax Returns are true, correct and complete in all respects.

               (ii) ISSI has paid in full on a timely basis all Taxes owed by it that were payable on or prior to the date hereof, whether or not shown on any Tax Return.

               (iii) The amount of ISSI's liability for unpaid Taxes did not, as of December 31, 2001, exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements.

               (iv) ISSI has withheld and paid over to the proper Governmental Bodies all Taxes required to have been withheld and paid over (and complied in all respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto) in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

               (v) ISSI has received no notice of any Tax Proceeding currently pending with respect to it and ISSI has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

               (vi) No waiver or extension by ISSI of any statute of limitations is currently in effect with respect to the assessment, collection, or payment of Taxes of ISSI or for which ISSI is liable.

               (vii) ISSI has not requested any extension of the time within which to file any Tax Return of ISSI that is currently in effect.

               (viii) There are no liens on the assets of ISSI relating or attributable to Taxes (except liens for Taxes not yet due).

               (ix)  ISSI  is not  and  has not  been  at any  time  during  the
          preceding   five  years  a  "United   States  real  property   holding
          corporation" within the meaning of Section 897(c)(2) of the Code.

               (x) ISSI has not entered  into an agreement or consent made under
          Section 341(f) of the Code.

               (xi) ISSI has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

               (xii) ISSI is not and has not at any time been a party to a tax sharing, tax indemnity or tax allocation agreement, and ISSI has not assumed the Tax Liability of any other Person under any Contract.

               (xiii) ISSI is not and has not at any time been a member of an affiliated group filing a consolidated federal income tax return and does not have any liability for the Taxes of another entity or person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

               (xiv) ISSI is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

               (xv) None of ISSI's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

               (xvi) ISSI has not made an election under Section 1362 of the Code to be treated as an "S" Corporation and is not currently treated as an "S" Corporation for federal income tax purposes.

          (b) ISSI has furnished or otherwise made available to Howtek correct and complete copies of (i) all income, franchise and other Tax Returns filed by ISSI since March 27, 1996; and (ii) all examination reports, statements of deficiencies and closing agreements received by ISSI relating to Taxes.

          (c) Schedule 3.12(c) contains complete and accurate statements of (i) ISSI's basis in its assets as of December 31, 2001, (ii) the amount of any net operating loss, net capital loss and any other Tax carryovers of ISSI (including losses and other carryovers subject to any limitations), and
     (iii) Tax elections made by ISSI as of December 31, 2001. Except as stated in Schedule 3.12(c), ISSI has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

     3.13 Insurance. ISSI maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of ISSI (taking into account the cost and availability of such insurance). Schedule 3.13 sets forth a complete listing of all insurance maintained by ISSI (indicating form of coverage, name of carrier and broker, coverage limits and premium, whether occurrence or claims made, expiration dates, deductibles and all endorsements).

     3.14 Personnel and Employee Benefits.

          (a) Employees and Compensation. Schedule 3.14 contains a true and complete list of all employees employed by ISSI as of the date hereof.
     Schedule 3.14 also contains a true and complete list of all employee benefit plans or arrangements covering the officers and employees employed by ISSI, including, with respect to the employees any:

               (i) "Employee welfare benefit plan," as defined in Section 3(1) of ERISA, that is maintained or administered by ISSI or to which ISSI contributes or is required to contribute (an "ISSI Welfare Plan");

               (ii) "Multiemployer pension plan," as defined in Section 3(37) of ERISA, that is maintained or administered by ISSI or to which ISSI contributes or is required to contribute (an "ISSI Multiemployer Plan" and, together with the ISSI Welfare Plans, the "ISSI Benefit Plans");

               (iii) "Employee pension benefit plan," as defined in Section 3(2) of ERISA (other than an ISSI Multiemployer Plan), to which ISSI contributes or is required to contribute (an "ISSI Pension Plan");

               (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

               (v) Employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or arrangement for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that (A) is not an ISSI Welfare Plan, ISSI Pension Plan, or ISSI Multiemployer Plan, and (B) is entered into, maintained, contributed to, or required to be contributed to by ISSI or under which ISSI has any liability relating to employees (collectively, "ISSI Benefit Arrangements").

          (b) Pension Plans. ISSI does not sponsor, maintain, or contribute to any ISSI Pension Plan other than any ISSI Pension Plan listed on Schedule
     3.14. Each ISSI Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

          (c) Welfare Plans. Each ISSI Welfare Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. ISSI does not sponsor, maintain, or contribute to any ISSI Welfare Plan that provides health or death benefits to former employees of ISSI other than as required by Section 4980B of the Code or other applicable laws.

          (d) Benefit Arrangements. Each ISSI Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such ISSI Benefit Arrangement. ISSI has no written contract prohibiting the termination of any employee.

          (e) Multiemployer Plans. Except as disclosed in Schedule 3.14, ISSI has not at any time been a participant in any ISSI Multiemployer Plan.

          (f) Delivery of Copies of Relevant Documents and Other Information. ISSI has delivered or made available to Howtek true and complete copies of each of the following documents:

          (i) Each ISSI Welfare Plan and ISSI Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to Employees, all annuity contracts or other funding instruments; and

          (ii) Each ISSI Benefit Arrangement and written descriptions thereof that have been distributed to Employees and complete descriptions of any ISSI Benefit Arrangement that is not in writing.

          (g) Labor Relations. Except as set forth in Schedule 3.14(g), ISSI is not a party to or subject to any collective bargaining agreement or written or, to ISSI's Knowledge, oral employment agreement with any employee. Except as set forth in Schedule 3.14(g), with respect to the employees, ISSI has complied in all respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that ISSI has failed to comply with any such laws, rules, or regulations. No proceedings are pending or threatened between ISSI and any employee (singly or collectively). No labor union or other collective bargaining unit represents or claims to represent any of the employees. Except as set forth in Schedule 3.14, there is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of ISSI or to request a National Labor Relations Board certification election with respect to any employees.

     3.15 Legal Actions and Orders.

          (a) There is no claim, legal action, counterclaim, suit, arbitration, or other legal or administrative proceeding, or Tax Proceeding pending threatened, against ISSI or relating to the assets or used by ISSI, or the business, or operations of ISSI, nor does ISSI know of any basis for the same.

          (b) Except as set forth in Schedule 3.15:

               (i) there is no Order to which ISSI or the assets owned or used by ISSI, or to which ISSI's business or operations, is subject; and

               (ii) no officer, director, agent, or employee of ISSI is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of ISSI.

          (c) (i) ISSI is, and at all times has been, in compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, or its business or operations, is or has been subject;


               (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which ISSI, or any of the assets owned or used by ISSI, or its business or operations, is subject; and

               (iii) ISSI has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which ISSI, or any of the assets owned or used by ISSI, or its business or operations, is or has been subject.

     3.16 Environmental Compliance.

          (a) Except as disclosed on Schedule 3.16: (i) none of the Tangible Personal Property, none of the Real Property and none of the Real Property Interests contain (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any Contaminants; or (z) any underground storage tanks; (ii) no underground storage tank disclosed on Schedule 3.16 has leaked and has not been remediated or leaks and such tank is in substantial compliance with all applicable Environmental Laws; and (iii) to ISSI's Knowledge, all of the Leased Real Property Interests are in full compliance with all applicable Environmental Laws.

          (b) ISSI has obtained all Governmental Authorizations that are required under all Environmental Laws.

     3.17 Compliance with Legal Requirements. Except as set forth in Schedule 3.17:

          (a) ISSI is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by ISSI of, or a failure on the part of ISSI to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of ISSI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (c) ISSI has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding
     (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of ISSI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     3.18 Conduct of Business in Ordinary Course. Since December 31, 2001 and through the date hereof, there has not been any Material Adverse Effect involving ISSI. Without limiting the generality of the foregoing, since that date, ISSI has not:

          (a) made any material increase in compensation payable or to become payable to any of its employees outside the Ordinary Course of Business;

          (b) made any sale, assignment, lease, or other transfer of assets other than in the Ordinary Course of Business with suitable replacements being obtained therefor;

          (c) canceled any material debts owed to or claims held by ISSI outside the Ordinary Course of Business;

          (d) made any material changes in ISSI's accounting practices;

          (e) suffered any material write-down of the value of any assets or any material write-off as uncollectable of any of its accounts receivable;

          (f) transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right;

          (g) imposed any security interest upon any of its assets, tangible or intangible;

          (h) made any material capital expenditures;

          (i) made any material capital investment in or any material loan to any other Person outside the Ordinary Course of Business;

          (j) created, incurred, assumed, or guaranteed more than Ten Thousand Dollars ($10,000.00) in aggregate indebtedness for borrowed money in capitalized lease obligations;

          (k)  made  any  or  authorized  any  change  to  ISSI's   Articles  of
     Incorporation or Bylaws;

          (l) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (m) experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (n) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (o) granted any material increase in the base compensation of or made any other change of employment terms for any of its directors or officers;

          (p) granted any increase in the base compensation of or made any other change of employment terms for any of its employees outside the Ordinary Course of Business;

          (q) made or changed any material Tax election or taken any other action with respect to Taxes not in the Ordinary Course of Business and consistent with past practices; or

          (r) committed to do any of the foregoing.

     3.19 Insolvency Proceedings. ISSI is not and its assets and properties are not the subject of any pending or threatened insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, or composition with creditors, voluntary or involuntary. ISSI has not made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings.

     3.20 Capitalization. The authorized capital stock of ISSI consists of 100,000,000 shares of ISSI Common Stock. All of the issued and outstanding shares of ISSI Common Stock and their ownership are as described on Schedule
3.20. All of the outstanding shares of ISSI Common Stock have been validly issued and are fully paid and nonassessable and are held of record by the ISSI stockholders as set forth Schedule 3.20 hereto. Except as described on Schedule 3.20, (a) no shares of ISSI Common Stock are held in treasury; (b) there are no other issued or outstanding equity securities of ISSI or other securities of ISSI convertible or exchangeable at any time into equity securities of ISSI; (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of ISSI; and (d) ISSI is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of ISSI at any time under options, subscriptions, warrants, rights, or other obligations. Other than as set forth on Schedule 3.20, ISSI does not have any subsidiaries and does not have any equity interest in any corporation, partnership, limited liability company, joint venture, or other entity.

     3.21 Relationships with Related Persons. No Related Person of ISSI has, or since the first day of the next to last completed fiscal year of ISSI has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to ISSI's business. Except as set forth in Schedule 3.21, no Related Person of ISSI is, or since the first day of the next to last completed fiscal year of ISSI has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a financial interest in any transaction with ISSI other than business dealings or transactions conducted in the Ordinary Course of Business with ISSI at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with ISSI with respect to any line of the products or services of ISSI (an "ISSI Competing Business") in any market presently served by ISSI except for less than one percent of the outstanding capital stock of any ISSI Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.21, no Related Person of ISSI is a party to any Contract with, or has any claim or right against, ISSI.

     3.22 Accounts; Lockboxes; Safe Deposit Boxes. Schedule 3.22 contains a true and complete list of (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which ISSI has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto and (ii) the location of all lockboxes and safe deposit boxes of ISSI and the names of all persons authorized to draw thereon or have access thereto. At the Effective Time, ISSI shall not have any such account, lockbox or safe deposit box other than those listed in Schedule 3.22, nor shall any additional person have been authorized, from the date of this Agreement, to draw thereon or have access thereto. The stockholders of ISSI and their Affiliates have not commingled monies or accounts of ISSI with other monies or accounts of such stockholders and their Affiliates or relating to their other businesses nor have such stockholders or their Affiliates transferred monies or accounts of ISSI other than to an account of ISSI. At the Effective Time, all monies and accounts of ISSI shall be held by, and be accessible only to, ISSI.

     3.23 Brokers or Finders. Neither ISSI, the Principal Stockholders nor any other ISSI stockholders, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

     3.24 Disclosure. No representation or warranty of ISSI in this Agreement and no statement in the Schedules omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     3.25 Due Diligence. Except as provided in Schedule 3.25, ISSI has provided to Howtek or Blank Rome LLP, counsel to Howtek, all Agreements, certificates, correspondence and other items, documents and information requested pursuant to the Corporate Review Memorandum dated January 25, 2002 of Blank Rome LLP.

     3.26 FDA Qualification and Approvals: ISSI (i) is in compliance with the provisions of all laws relating to the regulation of ISSI's products, including the Federal Food, Drug, and Cosmetic Act (the "FDC Act") and all state laws comparable to the FDC Act, the rules and regulations promulgated thereunder and all rules and regulations promulgated by the Food and Drug Administration ("FDA") and all comparable state regulatory authorities; (ii) has all authorizations, approvals, consents, orders, registrations, licenses or permits of any court or the FDA and all comparable state and foreign regulatory authorities which are necessary or required for it to conduct its business as now conducted; and (iii) has had no material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, on account of such regulatory matters. All applications, submissions, information, claims and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for such authorizations, approvals, consents, orders, registrations, licenses or permits are accurate, complete, correct and true as of the date of submission and that any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the appropriate regulatory body. All experiments, human or otherwise, performed in connection with or as the basis for any regulatory approval required for ISSI's products have been performed in accordance with appropriate research and study design, and all required protocols and consents and any conclusions derived therefrom are scientifically supported. The claims approved by the FDA for ISSI's so called "MammoReader" product are valid and supported by proper research design, testing, analysis and disclosure."

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES
                              OF THE HOWTEK PARTIES

     The Howtek Parties, jointly and severally, represent and warrant to ISSI as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

     4.1 Organization of Howtek and Merger Sub. Each of Howtek and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Howtek and Merger Sub has the requisite corporate power and authority to own, lease, and operate its properties, to carry on its business where such properties are now owned, leased, or operated and such business is now conducted. Each of Howtek and Merger Sub is qualified to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect. Neither Howtek nor Merger Sub is a participant in any joint venture or partnership with any other Person with respect to any part of its operations of its business.

     4.2 Authorization, Validity and Effect of Agreements. Howtek and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by Howtek and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of Howtek and Merger Sub, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     4.3 Absence of  Conflicting  Agreements.  As to Howtek and Merger Sub,  the
execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Certificate of Incorporation, By-Laws, or other organizational documents of Howtek or Merger Sub; (c) will not conflict with, result in a breach of, or constitute a default under any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which Howtek or Merger Sub is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license, or permit to which Howtek is a party or by which Merger Sub or its assets may be bound; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the assets of Howtek or Merger Sub or any of the Howtek Common Stock. Except for the filing of the Certificate of Merger and Articles of Merger, no filing with any Governmental Body or any other third party is required to consummate this Agreement or the transactions contemplated hereby.

     4.4 Capitalization. The authorized capital stock of Howtek consists of 1,000,000 shares of Preferred Stock, of which 9,550 shares are outstanding, and 25,000,000 shares of Howtek Common Stock, of which 15,173,957 shares were outstanding as December 31, 2001. All of the outstanding shares of such Preferred Stock and Howtek Common Stock have been validly issued and are fully paid and nonassessable . All of the outstanding shares of Howtek Common Stock have been validly issued and are fully paid and nonassessable. Except as described on Schedule 4.4, (a) no shares of Howtek Common Stock are held in treasury; (b) there are no other issued or outstanding equity securities of Howtek or other securities of Howtek convertible or exchangeable at any time into equity securities of Howtek; (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of Howtek; and (d) Howtek is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of Howtek at any time under options, subscriptions, warrants, rights, or other obligations. Other than as set forth on Schedule 4.4, Howtek does not have any subsidiaries and does not have any equity interest in any corporation, partnership, limited liability company, joint venture, or other entity.

     4.3 SEC Filings.

          (i) As of the date hereof, Howtek has filed all forms, reports and documents required to be filed by Howtek with the SEC (collectively, the "Howtek SEC Reports"). The Howtek SEC Reports (a) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing), to Howtek's Knowledge, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Howtek SEC Reports or necessary in order to make the statements in such Howtek SEC Reports, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the Howtek Parties, there is no material adverse information not contained in the Howtek SEC Reports with respect to Howtek which a reasonable investor would consider material in making an investment decision in a similar situation.

          (ii) Except as set forth on Schedule 4.5(ii), each of the consolidated financial statements (including, in each case, any related notes) contained in the Howtek SEC Reports during the last three fiscal years (the "Howtek Financial Statements"), complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), and fairly presented the consolidated financial position of Howtek as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     4.6 Governmental Authorizations. Schedule 4.6 contains a complete and accurate list of each Governmental Authorization that is held by Howtek or that otherwise relates to the business of, or to any of the assets owned or used by, Howtek. Howtek has made available to Howtek true and complete copies of all such Governmental Authorizations. Each Governmental Authorization listed or required to be listed in Schedule 4.6 is valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 4.6, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 4.6. The Governmental Authorizations listed in Schedule 4.6 collectively constitute all of the Governmental Authorizations necessary to permit Howtek and its employees to lawfully conduct and operate Howtek's business in the manner it currently conducts and operates such business and to permit Howtek to own and use its assets in the manner in which it currently owns and uses such assets.

     4.7 Tax Matters.

          (a) Except as set forth on Schedule 4.7 hereto:

               (i) All Tax Returns required to be filed by Howtek have been filed when due in a timely fashion and all such Tax Returns are true, correct and complete in all respects.

               (ii) Howtek has paid in full on a timely basis all Taxes owed by it that were payable on or prior to the date hereof, whether or not shown on any Tax Return.

               (iii) The amount of Howtek's liability for unpaid Taxes did not, as of December 31, 2001, exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements.

               (iv) Howtek has withheld and paid over to the proper Governmental Bodies all Taxes required to have been withheld and paid over (and complied in all respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto) in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

               (v) Howtek has received no notice of any Tax Proceeding currently pending with respect to it and Howtek has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

               (vi) No waiver or extension by Howtek of any statute of limitations is currently in effect with respect to the assessment, collection, or payment of Taxes of Howtek or for which Howtek is liable.

               (vii) Howtek has not requested any extension of the time within which to file any Tax Return of Howtek that is currently in effect.

               (viii) There are no liens on the assets of Howtek relating or attributable to Taxes (except liens for Taxes not yet due).

               (ix)  Howtek  is not and has not  been  at any  time  during  the
          preceding   five  years  a  "United   States  real  property   holding
          corporation" within the meaning of Section 897(c)(2) of the Code.

               (x) Howtek has not entered into an agreement or consent made under Section 341(f) of the Code.

               (xi) Howtek has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

               (xii) Howtek is not and has not at any time been a party to a tax sharing, tax indemnity or tax allocation agreement, and ISSI has not assumed the Tax Liability of any other Person under any Contract.

               (xiii) Howtek is not and has not at any time been a member of an affiliated group filing a consolidated federal income tax return and does not have any liability for the Taxes of another entity or person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

               (xiv) Howtek is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

               (xv) None of Howtek's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

               (xvi) Howtek has not made an election under Section 1362 of the Code to be treated as an "S" Corporation and is not currently treated as an "S" Corporation for federal income tax purposes.

          (b) Howtek has furnished or otherwise made available to ISSI correct and complete copies of (i) all income, franchise and other Tax Returns filed by Howtek during Howtek's last three fiscal years; and (ii) all examination reports, statements of deficiencies and closing agreements received by Howtek relating to Taxes.

          (c) Schedule 4.7(c) contains complete and accurate statements of (i) Howtek's basis in its assets as of December 31, 2001, (ii) the amount of any net operating loss, net capital loss and any other Tax carryovers of Howtek (including losses and other carryovers subject to any limitations), and (iii) Tax elections made by Howtek as of December 31, 2001. Except as stated in Schedule 4.7(c), Howtek has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

     4.8 Insurance. Howtek maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Howtek (taking into account the cost and availability of such insurance). Schedule 4.8 sets forth a complete listing of all insurance maintained by Howtek

(indicating form of coverage, name of carrier and broker, coverage limits and premium, whether occurrence or claims made, expiration dates, deductibles and all endorsements).

     4.9 Conduct of Business in Ordinary Course. Since December 31, 2001 and through the date hereof, there has not been any Material Adverse Effect involving Howtek and its subsidiaries. Without limiting the generality of the foregoing, except as set forth on Schedule 4.9, since that date, Howtek has not:

          (a) made any material increase in compensation payable or to become payable to any of its employees outside the Ordinary Course of Business;

          (b) made any sale, assignment, lease, or other transfer of assets other than in the Ordinary Course of Business with suitable replacements being obtained therefor;

          (c) canceled any material debts owed to or claims held by Howtek outside the Ordinary Course of Business;

          (d) made any material changes in Howtek's accounting practices;

          (e) suffered any material write-down of the value of any assets or any material write-off as uncollectable of any of its accounts receivable;

          (f) transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right;

          (g) imposed any security interest upon any of its assets, tangible or intangible;

          (h) made any material capital expenditures;

          (i) made any material capital investment in or any material loan to any other Person outside the Ordinary Course of Business;

          (j) created, incurred, assumed, or guaranteed more than Ten Thousand Dollars ($10,000.00) in aggregate indebtedness for borrowed money in capitalized lease obligations;

          (k) made any or authorized any change to Howtek's Certificate of Incorporation or Bylaws;

          (l) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (m) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (n) experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (o) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (p) granted any material increase in the base compensation of or made any other change of employment terms for any of its directors or officers;

          (q) granted any increase in the base compensation of or made any other change of employment terms for any of its employees outside the Ordinary Course of Business;

          (r) made or changed any material Tax election or taken any other action with respect to Taxes not in the Ordinary Course of Business and consistent with past practices; or

          (s) committed to do any of the foregoing.

     4.10 Real Property. Except as set forth on Schedule 4.10, the Howtek SEC Reports contain a complete description of all Real Property Interests (including street address, owner, and Howtek's use thereof), which Real Property Interests comprise all interests in real property necessary to conduct Howtek's business and operations as now conducted. Each leasehold or subleasehold interest set forth in the Howtek SEC Reports or on Schedule 4.10 is legal, valid, binding, enforceable, and in full force and effect. ISSI is not, and to Howtek's Knowledge, no other party thereto is, in default, violation, or breach under any lease or sublease, and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach thereunder. Except as set forth in the Howtek SEC Reports or on Schedule 4.10, Howtek has not received any notice of a default, offset, or counterclaim under any lease or sublease with respect to any of the Real Property Interests. As of the date hereof, Howtek enjoys peaceful and undisturbed possession of the leased Real Property Interests; and so long as Howtek fulfills its obligations under the lease(s) therefor, Howtek has enforceable rights to non-disturbance and quiet enjoyment against its lessor or sub-lessor; and, except as set forth in the Howtek SEC Reports or on Schedule 4.10, no third party holds any interest in the leased premises with the right to foreclose upon Howtek's leasehold or subleasehold interest. Howtek has legal and practical access to all of the Leased Real Property. All Leased Real Property (including the improvements thereon): (a) is in good condition and repair consistent with its current use;
(b) is available for immediate use in the conduct of Howtek's business and operations; and (c) complies in all respects with all applicable building or zoning codes and the regulations of any Governmental Body having jurisdiction, except to the extent that the current use by Howtek, while permitted, constitutes or would constitute a "nonconforming use" under current zoning or land use regulations. To Howtek's Knowledge, no eminent domain or condemnation proceedings are pending or threatened with respect to any Real Property Interests.

     4.11 Contracts. Except as set forth on Schedule 4.11, the Howtek SEC Reports list all material written Contracts and true and complete descriptions of all material oral Contracts (including any amendments and other modifications to such Contracts), and such Contracts are in full force and effect and are valid, binding, and enforceable in accordance with their terms except as the enforceability of such Contracts may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. Howtek is not, and, to Howtek's Knowledge, no other party thereto is, in material default, violation, or breach in any respect under any Contract, and, no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach in any respect thereunder. Other than in the Ordinary Course of Business, to Howtek's Knowledge, no party to any Contract has any intention (a) to terminate such Contract or amend the terms thereof; (b) to refuse to renew the Contract upon expiration of its term; or (c) to renew the Contract upon expiration only on terms and conditions that are more onerous than those now existing. Except as set forth in the Howtek SEC Reports or on Schedule
4.11 or as may occur in the Ordinary Course of Business: (a) Howtek has not assigned or otherwise transferred to any Person, or granted any option with respect to, any of its rights, obligations or liabilities under any Contract that relates to the business of, or any of the assets owned or used by Howtek; and (b) no officer, director, agent, employee, consultant, or contractor of Howtek is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of Howtek, or (ii) assign to Howtek or to any other Person any rights to any invention, improvement, or discovery.

     4.12 Intangibles. Schedule 4.12 is a true and complete list of all material Intangibles that are required to conduct Howtek's business and operations as now conducted, all of which are valid and in good standing and uncontested. Howtek has provided or made available to ISSI copies of all documents establishing or evidencing the Intangibles listed on Schedule 4.12. Howtek owns or has a valid license to use all of the Intangibles listed on Schedule 4.12. Except as set forth in the Howtek SEC Reports or on Schedule 4.12, Howtek has not received any notice or demand alleging that Howtek is infringing upon or otherwise acting adversely to any trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods processes or other intellectual property of any other Person, and there is no claim, proceeding or action pending or threatened with respect thereto. To Howtek's Knowledge, no Person is infringing upon Howtek's rights or ownership interest in the Intangibles.

     4.13 Title to  Properties.  Except as  disclosed in the Howtek SEC Reports,
Schedule 4.10 or Schedule 4.13, Howtek has good and marketable title to its assets and properties, and its assets and properties are not subject to mortgages, pledges, liens, security interests, encumbrances, or other charges or rights of others of any kind or nature except for Permitted Encumbrances.

     4.14 Personnel and Employee Benefits.

          (a) Employees and Compensation. Schedule 4.14 contains a true and complete list of all employees employed by Howtek as of the date hereof.
     Schedule 4.14 also contains a true and complete list of all employee benefit plans or arrangements covering the officers and employees employed by Howtek, including, with respect to the employees any:

               (i) "Employee welfare benefit plan," as defined in Section 3(1) of ERISA, that is maintained or administered by Howtek or to which Howtek contributes or is required to contribute (a "Howtek Welfare Plan");

               (ii) "Multiemployer pension plan," as defined in Section 3(37) of ERISA, that is maintained or administered by ISSI or to which ISSI contributes or is required to contribute (a "Howtek Multiemployer Plan" and, together with the Howtek Welfare Plans, the "Howtek Benefit Plans");

               (iii) "Employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Howtek Multiemployer Plan), to which ISSI contributes or is required to contribute (a "Howtek Pension Plan");

               (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

               (v) Employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or arrangement for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that (A) is not a Howtek Welfare Plan, Howtek Pension Plan, or Howtek Multiemployer Plan, and (B) is entered into, maintained, contributed to, or required to be contributed to by Howtek or under which Howtek has any liability relating to employees (collectively, "Howtek Benefit Arrangements").

          (b) Pension Plans. Howtek does not sponsor, maintain, or contribute to any Howtek Pension Plan other than any Howtek Pension Plan listed on
     Schedule 4.14. Each Howtek Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

          (c) Welfare Plans. Each Howtek Welfare Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Howtek does not sponsor, maintain, or contribute to any Howtek Welfare Plan that provides health or death benefits to former employees of Howtek other than as required by Section 4980B of the Code or other applicable laws.

          (d) Benefit Arrangements. Each Howtek Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such Howtek Benefit Arrangement. Howtek has no written contract prohibiting the termination of any employee.

          (e) Multiemployer Plans. Except as disclosed in the Howtek SEC Reports or in Schedule 4.14, Howtek has not at any time been a participant in any Howtek Multiemployer Plan.

          (f) Delivery of Copies of Relevant Documents and Other Information. Howtek has delivered or made available to ISSI true and complete copies of each of the following documents:

               (i) Each Howtek Welfare Plan and Howtek Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to Employees, all annuity contracts or other funding instruments; and

               (ii) Each Howtek Benefit Arrangement and written descriptions thereof that have been distributed to Employees and complete descriptions of any Howtek Benefit Arrangement that is not in writing.

          (g) Labor Relations. Except as set forth in the Howtek SEC Reports or in Schedule 4.14(g), Howtek is not a party to or subject to any collective bargaining agreement or written or, to Howtek's Knowledge, oral employment agreement with any employee. Except as set forth in the Howtek SEC Reports or in Schedule 4.14(g), with respect to the employees, Howtek has complied in all respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that Howtek has failed to comply with any such laws, rules, or regulations. No proceedings are pending or threatened between ISSI and any employee (singly or collectively). No labor union or other collective bargaining unit represents or claims to represent any of the employees. Except as set forth in Schedule 4.14, there is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of Howtek or to request a National Labor Relations Board certification election with respect to any employees.

     4.15 Legal Actions and Orders.

          (a) Except as set forth in the Howtek SEC Reports or on Schedule 4.15, there is no claim, legal action, counterclaim, suit, arbitration, or other legal or administrative proceeding, or Tax Proceeding pending, or to Howtek's Knowledge, threatened, against Howtek or relating to the assets or used by Howtek, or the business, or operations of Howtek, nor does Howtek know of any basis for the same.

          (b) Except as set forth in the Howtek SEC Reports or on Schedule 4.15:

               (i) there is no Order to which Howtek or the assets owned or used by Howtek, or to which Howtek's business or operations, is subject;

               (ii) no officer, director, agent, or employee of Howtek is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Howtek;

               (iii) Howtek is, and at all times has been, in compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, or its business or operations, is or has been subject;

               (iv) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Howtek, or any of the assets owned or used by Howtek, or its business or operations, is subject; and

               (v) Howtek has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Howtek, or any of the assets owned or used by Howtek, or its business or operations, is or has been subject.

     4.16 Environmental Compliance.

          (a) Except as disclosed in the Howtek SEC Reports or on Schedule 4.16:
     (i) none of the Tangible Personal Property, none of the Real Property and none of the Real Property Interests contain (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any Contaminants; or (z) any underground storage tanks; (ii) no underground storage tank disclosed on Schedule 4.16 has leaked and has not been remediated or leaks and such tank is in substantial compliance with all applicable Environmental Laws; and (iii) to Howtek's Knowledge, all of the Leased Real Property Interests are in full compliance with all applicable Environmental Laws.

          (b) Except as disclosed in the Howtek SEC Reports or on Schedule 4.16, Howtek has obtained all Governmental Authorizations that are required under all Environmental Laws.

     4.17 Compliance with Legal Requirements. Except as set forth in the Howtek SEC Reports or on Schedule 3.17:

          (a) Howtek is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Howtek of, or a failure on the part of Howtek to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Howtek to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (c) Howtek has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding
     (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Howtek to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     4.18 Relationships with Related Persons. Except as set forth in the Howtek SEC Reports or on Schedule 4.18, (i) no Related Person of Howtek has, or since the first day of the next to last completed fiscal year of Howtek has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Howtek's business; (ii) no Related Person of Howtek is, or since the first day of the next to last completed fiscal year of Howtek has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (1) had business dealings or a financial interest in any transaction with Howtek other than business dealings or transactions conducted in the Ordinary Course of Business with Howtek at substantially prevailing market prices and on substantially prevailing market terms, or (2) engaged in competition with Howtek with respect to any line of the products or services of Howtek (a "Howtek Competing Business") in any market presently served by Howtek except for less than one percent of the outstanding capital stock of any Howtek Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in the Howtek SEC Reports or in Schedule 4.18, no Related Person of Howtek is a party to any Contract with, or has any claim or right against, Howtek.

     4.19 Brokers or Finders. Neither Howtek nor Merger Sub, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

     4.20 Disclosure. No representation or warranty of Howtek or Merger Sub in this Agreement and no statement in the Schedules omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                    SECTION 5
                                    COVENANTS

     5.1 Conduct of Howtek's Business Prior to Closing. Except as otherwise contemplated by this Agreement or as disclosed in Schedule 5.1, from the date hereof through the earlier of the termination of this Agreement or the Effective Time, Howtek shall conduct its business in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as set forth in Schedule 5.1 or as contemplated by this Agreement or as consented to by Howtek, during the period set forth in the preceding sentence, Howtek shall act as follows:

               (i) Howtek shall not adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

               (ii) Howtek shall not amend its Certificate of Incorporation or Bylaws;

               (iii) except for the disposition of obsolete equipment in the Ordinary Course of Business, Howtek shall not sell, mortgage, pledge, or otherwise dispose of any assets or properties owned, leased, or used in the operation of its business;

               (iv) Howtek shall not merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

               (v) Howtek shall not authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock; provided, however, that Howtek may issue and sell up to such number of shares of Howtek Common Stock as equals five percent (5%) of the number of shares of Howtek Common Stock outstanding as of the date hereof.

               (vi) Howtek shall not incur, or agree to incur, any debt for borrowed money;

               (vii) Howtek shall not change its historic practices concerning the payment of accounts payable;

               (viii) except in the Ordinary Course of Business, Howtek shall not take any action, or fail to take action, to cause its liabilities to increase;

               (ix) Howtek shall not declare, issue, or otherwise approve the payment of dividends of any kind in respect of the capital stock of Howtek or redeem, purchase, or acquire any of its capital stock;

               (x) Howtek shall maintain the existing insurance policies on the assets of its business or other policies providing substantially similar coverages;

               (xi) except in the Ordinary Course of Business or except as otherwise contemplated by this Agreement, Howtek will not permit any increases in the compensation of any of its employees except as required by law or existing contract or agreement or enter into or amend any Howtek Benefit Plan or Howtek Benefit Arrangement;

               (xii) except in the Ordinary Course of Business, Howtek shall not enter into or renew, extend or terminate, or waive any Contract, or incur any obligation that will be binding on Howtek after Closing;

               (xiii) Howtek shall not enter into any transactions with any Affiliate that will be binding upon Howtek following the Closing Date;

               (xiv) Howtek shall maintain its assets or replacements thereof in good operating condition and adequate repair, normal wear and tear excepted;

               (xv) Howtek shall not make or change any Tax election, amend any Tax Return, or take or omit to take any other action not in the Ordinary Course of Business that would have the effect of increasing any Taxes of Howtek;

               (xvi) Howtek shall file all Tax Returns when due; and

               (xvii) Howtek shall preserve its business and assets and keep available its present employees and preserve present relationships with its customers, employees, and others having business relations with it.

     5.2 Conduct of ISSI's Business Prior to Closing. Except as otherwise contemplated by this Agreement, from the date hereof through the earlier of the termination of this Agreement or the Effective Time, ISSI shall conduct its business in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as contemplated by this Agreement or as consented to by Howtek, during the period set forth in the preceding sentence, ISSI shall act as follows:

               (i) ISSI shall not adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

               (ii) ISSI shall not amend its Articles of Incorporation or Bylaws;

               (iii) except for the disposition of obsolete equipment in the Ordinary Course of Business, ISSI shall not sell, mortgage, pledge, or otherwise dispose of any assets or properties owned, leased, or used in the operation of its business;

               (iv) ISSI shall not merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

               (v) ISSI shall not authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock; provided, however, that ISSI may issue and sell up to such number of shares of ISSI Common Stock as equals five percent (5%) of the number of shares of ISSI Common Stock outstanding as of the date hereof.

               (vi) ISSI shall not incur, or agree to incur, any debt for borrowed money;

               (vii) ISSI shall not change its historic practices concerning the payment of accounts payable;

               (viii) except in the Ordinary Course of Business, ISSI shall not take any action, or fail to take action, to cause its liabilities to increase;

               (ix) ISSI shall not declare, issue, or otherwise approve the payment of dividends of any kind in respect of the capital stock of ISSI or redeem, purchase, or acquire any of its capital stock;

               (x) ISSI shall maintain the existing insurance policies on the assets of its business or other policies providing substantially similar coverages;

               (xi) except in the Ordinary Course of Business or except as otherwise contemplated by this Agreement, ISSI will not permit any increases in the compensation of any of its employees except as required by law or existing contract or agreement or enter into or amend any ISSI Benefit Plan or ISSI Benefit Arrangement;

               (xii) except in the Ordinary Course of Business, ISSI shall not enter into or renew, extend or terminate, or waive any Contract, or incur any obligation that will be binding on ISSI after Closing, other than a new lease for office space in the Clearwater, Florida area;

               (xiii) ISSI shall not enter into any transactions with any Affiliate that will be binding upon ISSI following the Closing Date;

               (xiv) ISSI shall maintain its assets or replacements thereof in good operating condition and adequate repair, normal wear and tear excepted;

               (xv) ISSI shall not make or change any Tax election, amend any Tax Return, or take or omit to take any other action not in the Ordinary Course of Business that would have the effect of increasing any Taxes of ISSI;

               (xvi) ISSI shall file all Tax Returns when due; and

               (xvii) ISSI shall preserve its business and assets and keep available its present employees and preserve present relationships with its customers, employees, and others having business relations with it.

     5.3 Access to ISSI Information.

          (a) Subject to the prior execution of an appropriate confidentiality agreement by Howtek, in a form reasonably acceptable to ISSI, from and after the date of this Agreement until the Closing Date, ISSI shall (a) give the Howtek Parties and the Howtek Parties' employees, accountants and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of ISSI; (b) provide the Howtek Parties with all financial information of ISSI that is distributed to the officers and directors of ISSI, including, but not limited to, the monthly internal financial statements prepared by ISSI promptly upon distribution of such information to the officers and directors of ISSI (all of the foregoing
     financial  information,   collectively,  the

     "Additional ISSI Financials Statements"); and (c) provide copies of such information concerning ISSI as the Howtek Parties may reasonably request.

          (b) Subject to the prior execution of an appropriate confidentiality agreement by ISSI, in a form reasonably acceptable to Howtek, from and after the date of this Agreement until the Closing Date, Howtek shall (a) give ISSI and ISSI's employees, accountants and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of Howtek; (b) provide ISSI with all financial information of Howtek that is distributed to the officers and directors of Howtek, including, but not limited to, the monthly internal financial statements prepared by Howtek promptly upon distribution of such information to the officers and directors of Howtek; and (c) provide copies of such information concerning Howtek as ISSI may reasonably request.

     5.4 Directors and Officers Insurance. The Surviving Corporation shall obtain directors' and officers' insurance on or prior to the Closing Date with coverage reasonably satisfactory to the parties hereto.

     5.5 Employment Agreements. Contemporaneously with the execution of this Agreement, Howtek shall enter into employment agreements with W. Kip Speyer and
W. Scott Parr in the form of Exhibits 5.5 (a) and (b), respectively (collectively, the "Employment Agreements").

     5.6 Florida Business Corporation Act. ISSI shall take all action, to the extent necessary in accordance with applicable law, its Articles of Incorporation and By-laws, to (a) convene a special meeting of its stockholders, as soon as reasonably practicable in order that such stockholders may consider and vote on the adoption of this Agreement and the approval of the Merger in accordance with the Florida Act, or (b) cause a written consent to be executed by holders of a majority of the outstanding ISSI Common Stock to adopt this Agreement and approve the Merger in accordance with the Florida Act.

     5.7 Delaware General Corporation Law. Howtek shall take all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and by-laws, to convene a special meeting of the Howtek stockholders (the "Howtek Special Meeting"), as soon as reasonably practicable in order that the Howtek stockholders may consider and vote on the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law ("Delaware Law").

     5.8 Securities Act.

          (a) With respect to the Merger Consideration to be issued in connection with the Merger, Howtek shall promptly prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act, which Registration Statement shall comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     provided, however, that Howtek makes no and shall not make any representation, warranty or covenant with respect to any information furnished to it by ISSI, the Principal Stockholders or any of their accountants, counsel or authorized representatives specifically for inclusion in the Registration Statement. ISSI represents and covenants that it can deliver and it shall cause to be delivered to Parent at the earliest possible time any financial statements that may be required to be filed with the Registration Statement together with a letter from ISSI's independent certified public accountant that such financial statements comply with the requirements of Regulation S-X (17 CFR Part 210). ISSI and the Principal Stockholders, jointly and severally, hereby indemnify and hold harmless Howtek (and its directors, officers, employees, financial advisors, stockholders, agents and representatives) against any losses, claims, damages or liabilities to which any of such Persons may become subject based on any untrue statement of any material fact contained in the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance on and in conformity with information furnished to Howtek by ISSI, the Principal Stockholders or any of their accountants, counsel or authorized representatives specifically for use therein.

          (b) Within ninety (90) days after the Effective Time, Howtek shall prepare and file with the SEC a registration statement on Form S-8 to register the shares of Howtek Common Stock issuable upon exercise of the Options and the Executive Options.

     5.9 Notice of Developments. Each Party shall give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3, and Section 4 above. No disclosure by any Party pursuant to this Section 5.9, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     5.10 Exclusivity.

          (a) ISSI shall, and shall cause its subsidiaries and any of their respective Affiliates to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by ISSI, its subsidiaries or any of their respective Affiliates, officers, directors, employees, financial advisors, stockholders, agents or representatives (each a "Representative") with respect to any proposed, potential or contemplated Acquisition Proposal.

          (b) Howtek shall, and shall cause its subsidiaries and any of their respective Affiliates to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Howtek, its subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Acquisition Proposal.

          (c) From and after the date hereof, without the prior written consent of the other party hereto (Howtek, with respect to the Howtek Parties, and ISSI with respect to ISSI and the Principal Stockholders), neither ISSI nor the Howtek Parties shall authorize or permit any of its subsidiaries, and shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) engage in negotiations or discussions with any Third Party concerning, or provide any nonpublic information to any person or entity relating to, an Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal.

          (d) Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Section 5.10 shall prevent (i) ISSI or Howtek (as the case may be, the "Target"), from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that (1) such Third Party has made a written proposal to the Board of Directors of the Target to consummate an Acquisition Proposal, (2) the Board of Directors of the Target determines in good faith, based on the advice of a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the Target's stockholders than the transaction contemplated by this Agreement, (3) the failure to take such action would, in the reasonable good faith judgment of the Board of Directors of the Target, based on a written opinion of Target's outside legal counsel, be a violation of its fiduciary duties to the Target's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Target receives from such Person an executed confidentiality agreement with material terms no less favorable to the Target than those contained in the confidentiality agreements entered into in accordance with the provisions of Section 5.3 hereof and provides prior notice to the other parties hereto of its decision to take such action or
     (ii) Howtek or its Representatives from entering into any discussions or negotiations, and/or consummating any transaction, with respect to the divestiture of Howtek's graphic arts and/or photographic business . (e) Neither ISSI nor the Howtek Parties shall release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by (i) any Representative of ISSI or any of its subsidiaries shall be deemed to be a breach of this Section 5.10 by ISSI and (ii) any Representative of Howtek or any of its subsidiaries shall be deemed to be a breach of this Section
     5.10 by Howtek.

          5.11 Voting Agreement. Contemporaneously with the execution of this Agreement, Howtek and the Principal Stockholders shall enter into a voting agreement in the form of Exhibit 5.11 annexed hereto (the "Voting Agreement").

     5.12 Howtek Board of Directors. The Howtek Board of Directors shall use commercially reasonable efforts to secure the requisite vote of the Howtek stockholders to approve the Merger at the Howtek Special Meeting; provided, however, that the Howtek Board of Directors may withdraw its approval or recommendation of the Merger to the Howtek stockholders in the event that the Howtek Board of Directors, in its good faith judgment based on a written opinion of its outside counsel, determines that failure to withdraw its approval or recommendation of the Merger would be a violation of its fiduciary duties to its stockholders under applicable law.

     5.13 Accrued Amounts under Employment Agreements.

          (a) Accrued amounts due to W. Kip Speyer as of the Closing Date under his employment agreement with ISSI, with respect to periods on and after October 1, 2001 through the Closing Date, shall be paid to Mr. Speyer at the Closing.

          (b) Accrued amounts earned by Maha Sallam, Kevin Woods and W. Kip Speyer, with respect to periods on or prior to September 30, 2001, which are currently being paid by ISSI over the twenty-four month period that commenced on October, 2001, shall continue to be paid as agreed by ISSI by the Surviving Corporation on the same terms and conditions.

     5.14 Stock Options. On the Closing Date, Howtek shall grant non-qualified options to purchase an aggregate of 1,200,000 shares of Howtek Common Stock ("Executive Options") to ISSI executives, as set forth on Schedule 5.14, as an inducement to accepting employment with the Surviving Corporation. The foregoing options shall be exercisable at any time for a period of ten (10) years from the date of grant, an exercise price equal to $3.49 per share and shall vest as set forth on Schedule 5.14.

     5.15 Shareholder Agreement. Contemporaneously with the execution of this Agreement, each of W. Kip Speyer, Maha Sallam, Kevin Woods, Greg Stepic, Robert Howard and W. Scott Parr shall enter into a stockholders agreement in the form of Exhibit 5.15 annexed hereto.

     5.16 Working Capital. From and after the date hereof, ISSI and Howtek shall review and consider alternative financing approaches for the Surviving Corporation, consistent with the operating, business and financial plan of the Surviving Corporation. In the event ISSI and Howtek are unable to agree to an alternative plan of financing prior to the Closing Date, Robert Howard or his designee shall, at or immediately prior to Closing, purchase 1,600,000 shares of ISSI Common Stock (the "RH Shares") for an aggregate purchase price of $2,000,000.

     5.17 ISSI Books and Records. Prior to the Closing Date, ISSI shall cause its minute books and other records to accurately reflect all actions approved by the Board of Directors and stockholders of ISSI and all committees of the Board of Directors of ISSI, as well as all objections by any stockholder or members of such Board of Directors or committees thereof to any such actions.

                                    SECTION 6
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     6.1 Conditions to Obligations of the Howtek Parties. All obligations of the Howtek Parties to consummate the Merger and the other transactions contemplated by this Agreement are subject, at the Howtek Parties' option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties of ISSI contained in this Agreement shall be true and complete at and as of the Effective Time as though made at and as of that time (except for representations and warranties that speak as of a specific date or time which need only be true and complete as of such date or time).

          (b) Covenants and Conditions. ISSI shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (c) No litigation. No action, suit or proceeding against ISSI relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

          (d) Material Adverse Change. From December 31, 2001 through the Effective Time, no Material Adverse Change with respect to ISSI shall have occurred.

          (e) Consents and Approvals. The required consents and approvals hereunder shall have been received, including, without limitation, the requisite stockholder approval as required under Delaware Law.

          (f) Opinion of Counsel. Receipt of an opinion of Morgan, Lewis & Bockius LLP, dated the Closing Date substantially in the form of Exhibit 6.1(f).

          (g) Fairness Opinion. Howtek and its stockholders shall have received a fairness opinion from an investment banking firm reasonably acceptable to Howtek with respect to the Merger not more than five (5) days prior to the Closing Date.

          (h) Listing. The shares of Howtek Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq Small Cap Market.

          (i) Registration Statement. The Registration Statement shall have become effective and no stop order suspending such effectiveness or qualification shall have been issued or proceedings for such purpose shall have been instituted or threatened.

          (j) Waiver of Acceleration Rights. Each ISSI employee subject to an employment agreement shall have waived all of his or her rights thereunder triggered by the Merger, including, without limitation, the right to accelerate certain bonuses.

          (k) Amendments to Employment Agreements. The employment agreements between ISSI and each of Maha Sallam, Kevin Woods and Greg Stepic shall be amended to provide that each such employee shall report to the Chief Executive Officer, President or Chief Operating Officer of the Surviving Corporation, as designated by the Chief Executive Officer of the Surviving Corporation.

          (l) Directors and Officers Insurance. The Surviving Corporation shall have obtained directors' and officers' insurance in accordance with the provisions of Section 5.4.

          (m) ISSI Books and Records. ISSI shall have delivered to Howtek complete and correct copies of all minutes and resolutions of the Board of Directors and/or stockholders of ISSI which accurately reflect all actions approved by the Board of Directors and/or stockholders of ISSI and all committees of the Board of Directors of ISSI, as well as all objections by any stockholder or member of such Board of Directors or committees thereof to any such actions.

     6.2 Conditions to Obligations of ISSI. All obligations of ISSI to consummate the Merger and the other transactions contemplated by this Agreement, are subject, at ISSI's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties of the Howtek Parties contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time (except for representations and warranties that speak as of a specific date or time which need only be true and complete as of such date or time).

          (b) Covenants and Conditions. The Howtek Parties shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) No litigation. No action, suit or proceeding against any of the Howtek Parties relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

          (d) Material Adverse Change. No Material Adverse Change with respect to Howtek has occurred.

          (e) Consents and Approvals. The required consents and approvals hereunder shall have been received, including, without limitation, the requisite stockholder approval as required under the Florida Act.

          (f) Opinion of Counsel. Receipt of an opinion of Blank Rome LLP dated the Closing Date substantially in the form of Exhibit 6.2(f).

          (g) Directors and Officers Insurance. The Howtek shall have obtained directors' and officers' insurance on or prior the Closing Date.

          (h) Listing. The shares of Howtek Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq Small Cap market.

          (i) Registration Statement. The Registration Statement shall have become effective and no stop order suspending such effectiveness or qualification shall have been issued or proceedings for such purpose shall have been instituted or threatened.

          (j) Accrued Amounts under Employment Agreement. All accrued amounts due to W. Kip Speyer as of the Closing Date under his employment agreement with ISSI, with respect to periods on and after October 1, 2001 through the Closing Date, shall have been paid to Mr. Speyer in accordance with the provisions of Section 5.13(a).

          (k) Executive Options. Howtek shall have granted the Executive Options to ISSI executives in accordance with the provisions of Section 5.14.

                                    SECTION 7
                               CLOSING DELIVERIES

     7.1 Deliveries by ISSI. On the Closing Date, ISSI shall deliver to the Howtek Parties the following, in form and substance reasonably satisfactory to the Howtek Parties and their counsel:

          (a) Exchange Agent Agreement. A duly executed exchange agent agreement if required by the Exchange Agent;

          (b) Certificate of Merger. A Certificate of Merger in the form attached hereto as Exhibit 7.1(b) dated the Closing Date and duly executed by the appropriate officers of ISSI (the "Certificate of Merger");

          (c) Articles of Merger. Articles of Merger in the form attached hereto as Exhibit 7.1(c) dated the Closing Date and duly executed by the appropriate officers of ISSI (the "Articles of Merger");

          (d) Certificate. A certificate, dated as of the Closing Date, executed by an appropriate officer of ISSI, certifying jointly and severally to
     Howtek: (i) that the representations and warranties of ISSI contained in this Agreement are true and complete as of the Closing Date as though made on and as of that date (except for representations and warranties that speak as of a specific date or time, which need only be true and complete as of such date or time), except to the extent that the failure of such representations and warranties shall not have had a Material Adverse Effect, and (ii) that ISSI has in all respects performed and complied with all of their respective obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date, except to the extent that the failure to perform such covenants shall not have had a Material Adverse Effect;

          (e) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by ISSI's Secretary (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of ISSI's Board of Directors and stockholders, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect, and (ii) providing, as attachments thereto, ISSI's Articles of Incorporation and Bylaws, with all amendments;

          (f) Good Standing Certificates. Certificates as to the formation and/or good standing of ISSI issued by the Florida Secretary of State to be dated a date not more than a reasonable number of days prior to the Closing Date;

          (g) Other Documents. Such other documents listed herein or as are reasonably requested by the Howtek Parties or their counsel for complete implementation of this Agreement and consummation of the transaction contemplated hereby.

     7.2 Deliveries by the Howtek Parties. Prior to or on the Closing Date, the Howtek Parties shall deliver the following, in form and substance reasonably satisfactory to the Exchange Agent, ISSI and its counsel:

          (a) Delivery of Merger Consideration. To the Exchange Agent, stock certificate(s) representing the Merger Consideration in the amounts contemplated by this Agreement, subject, however, to Section 2.1(g) hereof;

          (b) Certificate of Merger. To ISSI, the Certificate of Merger duly executed by the appropriate officers of Merger Sub;

          (c) Articles of Merger. To ISSI, the Articles of Merger duly executed by the appropriate officers of Merger Sub;

          (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of an officer of each of the Howtek Parties, certifying (i) that the representations and warranties of each of the Howtek Parties contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (ii) that each of the Howtek Parties have in all material respects performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

          (e) Secretary's Certificate. To ISSI, a certificate, dated as of the Closing Date, executed by each of the Howtek Parties' Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of the Howtek Parties' Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as an attachment thereto, each of the Howtek Parties' Certificates of Incorporation and Bylaws;

          (f) Good Standing Certificates. To ISSI, certificates as to the formation and/or good standing of the Howtek Parties issued by the Secretary of State of Delaware to be dated a date not more than a reasonable number of days prior to the Closing Date;

          (g) Other Documents. To ISSI, such other documents listed herein or as are reasonably requested by ISSI or its counsel for complete implementation of this Agreement and consummation of the transactions contemplated hereby.

                                    SECTION 8
                                   TERMINATION

     8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to Closing by the mutual consent of the parties.

     8.2 Other Termination. This Agreement may be terminated by any party hereto and the Merger abandoned if any other party hereto (the Howtek Parties, on the one hand, and ISSI and the Principal Stockholders, on the other hand) shall have failed to satisfy any of its respective conditions precedent under Section 6 hereof (unless such failure results primarily from the terminating party's breach of any representation, warranty or covenant contained in this Agreement or under any other agreement contemplated hereunder) or the Closing shall not have occurred on or before June 30, 2002; which date may extended by the parties hereto to permit completion and approval of the Registration Statement and subsequent scheduling of the Howtek Special Meeting.

     8.3 Termination by Howtek. Howtek may terminate this Agreement by giving written notice to ISSI at any time prior to the Closing in the event ISSI and/or the Principal Stockholders have breached any representation, warranty or covenant contained in this Agreement in any material respect, Howtek has notified ISSI of the breach and the breach has continued without cure for a period of 30 days after the notice of breach.

     8.4 Termination by ISSI. ISSI may terminate this Agreement by giving written notice to Howtek at any time prior to the Closing in the event the Howtek Parties have breached any representation, warranty or covenant contained in this Agreement in any material respect, ISSI has notified Howtek of the breach and the breach has continued without cure for a period of 30 days after the notice of breach.

     8.5 Specific Performance. The parties recognize that, if either party hereto breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the other party for its injury. Such party shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by such party to enforce this Agreement, the breaching party shall waive the defense that there is an adequate remedy at law.

                                    SECTION 9
                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

     9.1 Survival. All representations and warranties, covenants and agreements of the Howtek Parties, ISSI and the Principal Stockholders contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Effective Time for a period of two (2) years.

     9.2 Indemnification by the Principal Stockholders. From and after the Closing, each of the Principal Stockholders shall indemnify and hold the Howtek Parties harmless against and with respect to, and shall promptly reimburse the Howtek Parties for any and all Losses arising out of or resulting from any breach of any representation or warranty, or any failure to perform any covenant or agreement, of such Principal Stockholder contained in this Agreement or in any exhibit hereto, including but not limited to any certificate, document, or instrument delivered to the Howtek Parties by such Principal Stockholder under or in connection with this Agreement.

     9.3 Indemnification by Howtek. Howtek shall indemnify and hold harmless each ISSI stockholder who receives Merger Consideration from and against any and all loss, damage, liability, cost and expense to which such holder may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or in any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Howtek shall not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such holder or any of his or her accountants, counsel or authorized representatives for use in the Registration Statement and/or in any amendments or supplements thereto.

     9.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

          (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) business days after written notice of such action, suit, or proceeding was given to Claimant.

          (b) With respect to claims solely between the Howtek Parties and the Principal Stockholder(s), following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and his authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the

     Indemnifying Party agree at or prior to the expiration of the thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty (30) day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

          (c)  With  respect  to any  claim by a third  party  as to  which  the
     Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at his own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, he shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

          (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

     9.5 Certain Limitations.

          (a) Anything contained in this Agreement to the contrary notwithstanding, each Principal Stockholder's total liability under this
     Section 9 for any Losses incurred by the Howtek Parties shall not exceed the lesser of (i) the sum of the aggregate market price of the Merger Consideration and the aggregate fair market value of the Options issued to such Principal Stockholder hereunder on the last trading day immediately prior to the Closing or (ii) the sum of the aggregate market price of the Merger Consideration and the aggregate fair market value of the Options issued to such Principal Stockholder hereunder on the last trading day immediately prior to the date that such Principal Stockholder receives a notice of a claim for indemnification in accordance with the provisions of
     Section 9.4 above, as the case may be (the "Cap"); provided, however, that the Cap shall be reduced by the amount of any capital gain tax paid or payable by such Principal Stockholder with respect to any shares of Merger Consideration sold by such Principal Stockholder prior to the date of a claim for indemnification hereunder in the event that the sum of (1) the aggregate market price of such Merger Consideration held by such Stockholder on the date of such claim, (2) the fair market value of such Options (and any shares of Howtek Common Stock issued upon exercise of such Options) held by such Principal Stockholder on the date of such claim and
     (3) the gross proceeds from the sale by such Principal Stockholder of any Merger Consideration or Options (including any shares of Howtek Common Stock issued upon exercise of such Options), less the amount of capital gains tax paid or payable by such Principal Stockholder with respect to such sale(s), is less than the Cap. Any such liability shall be satisfied, at such Principal Stockholder's sole discretion, by (i) the payment of cash to the Howtek Parties and/or (ii) the return to the Howtek Parties of an amount of Merger Consideration and/or Options having a fair market value equal to amount of such liability, subject to the limitations set forth in this subparagraph (a).

          (b) Anything contained herein to the contrary notwithstanding, the Principal Stockholders shall not be liable to the Howtek Parties for any Losses under this Section 9 unless and until the aggregate amount of all such Losses exceeds One Hundred Thousand Dollars ($100,000), at which time each Principal Stockholder shall be obligated to indemnify the Howtek Parties for the full amount of such Principal Stockholder's obligation to indemnify the Howtek Parties pursuant to this Section 9; provided, however, that no Claimant hereunder shall make a claim for indemnification against an Indemnifying Party under this Section 9 unless the aggregate amount of such claim exceeds Fifty Thousand Dollars ($50,000).

     9.6 Attorney's Fees. In the event that any Party brings a claim for indemnification pursuant to this Section 9, to the extent not otherwise provided for in this Agreement, the prevailing Party shall be entitled to an award of all reasonable attorney's fees and expenses.

                                   SECTION 10
                                  MISCELLANEOUS

     10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party. The provisions of this Section 10.1 shall survive the termination of this Agreement

     10.2 Notices. All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed and followed promptly by delivery of the original), or (b) sent by Federal Express or other reputable overnight delivery service (for next business day delivery), shipping prepaid, as follows: If to the Howtek Parties to:

                  Howtek, Inc.
                  21 Park Avenue
                  Hudson, New Hampshire 03051
                  Attn:  W. Scott Parr
                  Telephone:        (603) 882-5200
                  Fax:              (603) 880-3843

                  With a copy to:

                  Robert J. Mittman, Esquire
                  Blank Rome LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, New York 10174
                  Telephone:        (212) 885-5000
                  Fax:              (212) 885-5001

                  If to ISSI or the Principal Stockholders:

                  Intelligent Systems Software, Inc.
                  6405 Congress Avenue
                  Boca Raton, FL 33487
                  Attn:  W. Kip Speyer
                  Telephone:        (561) 994-4404
                  Fax:              (561) 994-0881

                  With a copy to:

                  John S. Fletcher, Esq.
                  Morgan, Lewis & Bockius LLP
                  5300 First Union Financial Center
                  Miami, Florida 33131
                  Telephone:        305-579-0432
                  Fax:              305-579-0321
or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

     10.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors personal and legal representatives . 10.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable (before or after the Closing) to the implementation and consummation of this Agreement.

     10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

     10.6 Entire Agreement. Any confidentiality agreement entered into between or among the parties, this Agreement and the Annexes and the Schedules hereto, each of which Annexes and Schedules are hereby incorporated herein by reference, and all documents, certificates and other documents to be delivered by the parties pursuant hereto, collectively, represent the entire understanding and agreement between Howtek, Merger Sub and ISSI with respect to the subject matter of this Agreement. Except for the aforementioned confidentiality agreement, this Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing duly executed by each of the parties hereto.

     10.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.7.

     10.8 Headings. The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

     10.9 Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     10.10 Cooperation. The parties hereto shall reasonably cooperate with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and in connection with any litigation after the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement.

     10.11 Public Announcements. The parties hereto shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement with a national securities exchange to which the Howtek Parties are a party or Nasdaq if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. This provisions of this Section 10.11 shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of ISSI and the Howtek Parties as of the date first written above.

                             The Howtek Parties:
                             ------------------

                             Howtek, Inc.

                             By: /s/ W. Scott Parr
                                 -------------------------
                                 Name:  W. Scott Parr
                                 Title: President & CEO


                             ISSI Acquisition Corp.

                             By: /s/ W. Scott Parr
                                 -------------------------
                                 Name:  W. Scott Parr
                                 Title: President & CEO


                             ISSI:
                             ----

                             Intelligent Systems Software, Inc.

                             By:  /s/ W. Kip Speyer
                                 -------------------------
                                 Name:  W. Kip Speyer
                                 Title: Chairman, President & CEO

                             Principal Stockholders


                             /s/ Maha Sallam
                             -------------------------
                             Maha Sallam

                             /s/ Kevin Woods
                             -------------------------
                             Keven Woods

                             /s/ W. Kip Speyer
                             -------------------------
                             W. Kip Speyer

                                                                         Annex 1

                               CERTAIN DEFINITIONS

     The following terms, as used in this Agreement, have the meanings set forth in this Annex 1 (terms defined in the singular to have the correlative meaning in the plural and vice versa):

     "Affiliate" means, with respect to any Person, (a) any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or (b) an officer or director of such Person or of an Affiliate of such Person within the meaning of clause (a) of this definition. For purposes of clause (a) of this definition,
(i) a Person shall be deemed to control another Person if such Person (A) has sufficient power to enable such Person to elect a majority of the board of directors of such Person, or (B) owns a majority of the beneficial interests in income and capital of such Person; and (ii) a Person shall be deemed to control any partnership of which such Person is a general partner.

     "Acquisition Proposal" means any proposal or offer (including, without limitation, any proposal or offer to a Party's stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 15% or more of the consolidated assets of, or any equity interest representing 15% or more of the outstanding shares of capital stock in, such Party.

     "Closing" means the closing of the transactions contemplated by this Agreement on the Closing Date.

     "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 2.2.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contaminant" shall mean and include any pollutant, contaminant, hazardous material (as defined in any of the Environmental Laws), toxic substances (as defined in any of the Environmental Laws), asbestos or asbestos containing material, urea formaldehyde, polychlorinated biphenyls, regulated substances and wastes, radioactive materials, and petroleum or petroleum by-products, including crude oil or any fraction thereof.

     "Contracts" means all contracts, consulting agreements, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) that relate to or affect a party's assets, properties, or its business or operations, the performance of which involves annual consideration in excess of $50,000 and that either (a) are in effect on the date of this Agreement, or (b) are entered into by any Party between the date of this Agreement and the Closing Date.

     "Environmental Laws" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any Governmental Body interpretation, policy or guidance, including, without limitation, applicable safety/environmental/health laws, such as, but not limited to, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any Governmental Authorization or Order applicable to or affecting the Property or any other property (real or personal) used by or relating to a Party or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of Contaminants or otherwise regulates the protection of health and the environment, including, but not limited to, any of the following activities, whether on site or off site if such could materially affect the site: (i) the emission, discharge, release, spilling or dumping of any Contaminant into the air, surface water, ground water, soil or substrata; or (ii) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Executive Options" shall have the meaning ascribed to such term in Section
5.14 hereof.

     "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

     "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" means any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c)  governmental  or  quasi-governmental   authority  of  any  nature
     (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multi-national organization or body;

          (e) self-regulatory  organization (including, with limitation,  NASD);
     or

          (f) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by a Party or under which a Party is licensed or franchised and that are used in the business and operations of a Party, together with any additions thereto between the date of this Agreement and the Closing Date.

     "Knowledge" means, (i) with respect to the Howtek Parties, the actual knowledge of its executive officers, and (ii) with respect to ISSI, the actual knowledge of its executive officers or the Principal Stockholders.

     "Leased Real Property" means all real property and all buildings and other improvements thereon and appurtenant thereto leased or held by a Party.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, self regulatory organization or court or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, by-law, or the like.

     "Losses" means any loss, liability, damage, cost, or expense, including, without limitation, reasonable attorneys' fees and expenses.

     "Material Adverse Change" means since December 31, 2001, any material adverse change in the business, operations, properties, prospects, assets, or condition, of the Person referred to, or the occurrence of any event or the existence of any circumstance that constitutes a Material Adverse Effect; provided, however, that the divestiture by Howtek of its graphic arts and/or photographic business shall not be deemed a Material Adverse Change with respect to Howtek.

     "Material Adverse Effect" shall mean a material adverse effect on the business, prospects, operations, properties, financial condition, assets, liabilities or results of operations of the Person referred to, taken as a whole, or the ability of such Person to consummate the transactions contemplated by this Agreement.

     "Order" means any award, decision, injunction, judgment, decree, order, ruling, writ, determination, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Parties" collectively means Howtek, Merger Sub, ISSI, and the Principal Stockholders, each a "Party."

     "Permitted Encumbrances" means (a) encumbrances of a landlord, or other statutory lien not yet due and payable, or landlord's liens arising in the Ordinary Course of Business, (b) encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Contracts set forth on the Schedules, which Contracts have been made available to the Howtek Parties, (c) encumbrances for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on a Party's books in accordance with generally accepted accounting principles, or (d) encumbrances that do not materially detract from the value of any of the assets of a Party or materially interfere with the use thereof as currently used.

     "Person" means an individual, corporation,  association, partnership, joint
venture,   trust,   estate,   limited  liability   company,   limited  liability
partnership, organization or other entity or Governmental Body.

     "Principal Stockholders" shall have the meaning ascribed to such term in the preamble.

     "Real Property" means all real property and all buildings and other improvements thereon and appurtenant thereto leased by a Party used in the business or operations of a Party.

     "Real Property Interests" means all interests in Leased Real Property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon and appurtenant thereto, owned or held by a Party that are used in the business or operations of a Party, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date.

     "Related Person" means with respect to a particular individual:

          (a) each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c)  any  Person  in  which  such   individual   or  members  of  such
     individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any  Person  that  holds a  Material  Interest  in such  specified
     Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any  Person  in  which  such  specified  Person  holds a  Material
     Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related  Person of any  individual  described in clause (b) or
     (c). For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

     "RH Shares" shall have the meaning ascribed to such term in Section 5.16 hereof.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by a Party that is used or useful in the conduct of the business or operations of a Party, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or similar governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Tax Authority" means any Governmental Body or other authority exercising any taxing or tax regulatory authority.

     "Tax Liability" means any liability for Taxes.

     "Taxable Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Taxes may be imposed under any applicable statute, rule, or regulation.

     "Tax   Proceeding"   means  any  audit,   examination,   claim,   or  other
administrative or judicial proceeding involving Taxes.

     "Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement (including supporting information), or any other similar filing required to be submitted to any Governmental Body with respect to any Taxes.

Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted schedules to the Plan and Agreement of Merger. Howtek agrees to Supplementally provide complete copies of the foregoing schedules to the Securities and Exchange Commission upon its request.

ISSI Schedules

Schedule 3.1      Organization of ISSI
Schedule 3.4      Conflicts
Schedule 3.5      Governmental Consents
Schedule 3.6      Real Property
Schedule 3.7      Tangible Personal Property
Schedule 3.8      Contracts
Schedule 3.9      Intangibles
Schedule 3.11     Financial Statements
Schedule 3.12(a)  Tax Matters
Schedule 3.12(c)  Tax Matters
Schedule 3.13     Insurance
Schedule 3.14     Personnel and Employee Benefit Plans
Schedule 3.14(g)  Labor Relations
Schedule 3.15     Legal Actions and Orders
Schedule 3.16     Environmental Compliance
Schedule 3.17     Compliance with Legal Requirements
Schedule 3.20     Capitalization
Schedule 3.21     Relationships with Related Persons
Schedule 3.22     Accounts; Lockboxes; Safe Deposit Boxes
Schedule 3.25     Due Diligence


Howtek Schedules

Schedule 4.4      Capitalization
Schedule 4.5(ii)  Financial Statements
Schedule 4.6      Governmental  Authorizations
Schedule 4.7      Tax Matters
Schedule 4.7(c)   Basis in Howtek  Assets;  Net  Operating  Loss
Schedule 4.8      Insurance
Schedule 4.9      Conduct of Business in Ordinary Course
Schedule 4.10     Real Property
Schedule 4.11     Contracts
Schedule 4.12     Intangibles
Schedule 4.13     Title to Properties
Schedule 4.14     Personnel and Employee Benefits
Schedule 4.14(g)  Labor Relations
Schedule 4.15     Legal Actions and Orders
Schedule 4.16     Environmental Compliance

Schedule 4.17     Compliance with Legal Requirements
Schedule 4.18     Relationships with Related Persons
Schedule 5.1      Conduct of Howtek's Business Prior to Closing
Schedule 5.14     Executive Options


                                       57